Exhibit 99.1

FOR IMMEDIATE RELEASE

NewLink Genetics Provides Corporate Update and Reports Second Quarter 2019 Financial Results
Announces management transition; Charles J. Link Jr, M.D. to retire as CEO and Chairman of the Board
AMES, Iowa, July 30, 2019 (GLOBE NEWSWIRE) - NewLink Genetics Corporation (NASDAQ:NLNK) (“NewLink Genetics” or the “Company”) today announced financial results for the second quarter ended June 30, 2019 and provided an update on clinical and corporate developments, including a transition of management. Charles J. Link, Jr, M.D. has chosen to retire from his posts as Chairman, Chief Executive Officer and Chief Scientific Officer, and has also resigned from the Board, effective August 3, 2019. Dr. Link cofounded NewLink Genetics in 1999 and served as the Company’s Chief Scientific Officer until his additional appointment to CEO and Chairman in 2003.
NewLink Genetics’ Board of Directors has established an Office of the CEO. Effective August 3rd, members of the Office of the CEO will lead the company to advance its strategic goals. The Board of Directors has elected Carl Langren, Chief Financial Officer; Eugene Kennedy, M.D., Chief Medical Officer; Brad Powers, General Counsel; and Lori Lawley, Vice President, Finance and Controller to the Office of the CEO. Reporting to the Board of Directors, the members of the Office of the CEO have been given full executive authority and will oversee the execution of the Company’s operations and strategic initiatives.
“I am grateful and deeply honored to have had the opportunity to lead NewLink Genetics and work alongside some incredibly talented people on projects dedicated to patients with great unmet medical need,” said Charles J. Link Jr, M.D. “I have confidence that the company and its leadership have the resources to move forward and succeed and I look forward to watching the company’s progress. I plan to enjoy spending more time with my family as well.”
“NewLink Genetics is grateful to our co-founder, Charles Link, for his 20 years of service in building the Company,” said Thomas A. Raffin, M.D., Lead Independent Director of NewLink Genetics. “The Board of Directors and Company are thankful to Chuck for his many contributions and for fostering our mission of improving the lives of patients and their families. Moving forward, we are fully confident that the leadership team in the Office of the CEO is positioned to advance the Company’s goals following Chuck’s retirement.”
NewLink Genetics ended the second quarter with $105.4 million in cash. The Company continues to evaluate potential acquisition, in-licensing, or other opportunities to broaden its pipeline, assist patients, and create value for shareholders.
Clinical Update
The Company presented updated data from a Phase 1 dose-escalation study of NLG802, a prodrug of indoximod, at the Immuno-Oncology 2019 2nd World Congress in Barcelona, Spain, May 23-24, 2019.
Updated results from the cohort of patients with DIPG in the efficacy portion of a Phase 1b study of indoximod for the treatment of pediatric patients with recurrent malignant brain tumors are anticipated later in 2019.
In reference to NewLink Genetics’ partnered Ebola vaccine candidate, Merck recently announced that the licensing application for this vaccine, V920 (rVSV∆G-ZEBOV-GP), is under review at the FDA, the European Medicines Agency (EMA), the World Health Organization (WHO), and African countries. Should this vaccine be approved by the FDA, a Priority Review Voucher (PRV) would be issued, in which NewLink Genetics owns a substantial financial interest.

Exhibit 99.1

Financial Results for the Three-Month Period Ended June 30, 2019
Cash Position: NewLink Genetics ended the quarter on June 30, 2019, with cash and cash equivalents totaling $105.4 million compared to $120.7 million on December 31, 2018. The Company projects its cash position is sufficient to fund planned operations through the end of 2021.
R&D Expenses: Research and development expenses for the second quarter of 2019 were $5.2 million, a decrease of $6.9 million from $12.1 million for the same period in 2018. The decrease was primarily due to reductions of $2.4 million in contract research and manufacturing spend, $2.0 million in clinical trial expense, $1.8 million in personnel-related and stock compensation expense, $400,000 in supplies and licensing, and $300,000 in legal and consulting expense.
G&A Expenses: General and administrative expenses in the second quarter of 2019 were $5.6 million, a decrease of $2.3 million from $7.9 million for the same period in 2018. The decrease was due primarily to reductions of $1.9 million in personnel-related and stock compensation expense and $400,000 in supplies.
Net Loss: NewLink Genetics reported a net loss of $(10.1) million or $(0.27) per diluted share for the second quarter of 2019 compared to a net loss of $(17.3) million or $(0.47) per diluted share for the second quarter of 2018.
NewLink Genetics ended the second quarter of 2019 with 37,300,960 shares outstanding.
About NewLink Genetics Corporation
NewLink Genetics is a clinical-stage biopharmaceutical company focusing on developing novel oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors, indoximod and its prodrug NLG802, are immuno-oncology drug candidates designed to harness multiple components of the immune system to combat cancer. The IDO Pathway is one of the key immuno-oncology targets involved in regulating the tumor microenvironment and immune escape. NewLink Genetics’ drug candidate, NLG207 (formerly CRLX101), a nanoparticle formulation of camptothecin, a topoisomerase 1 inhibitor, is under development to combat refractory malignancies. For more information, please visit www.NewLinkGenetics.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "upcoming," "will," "plan," “intend,” "anticipate," "approximate," "expect," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2019 and beyond; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, impact of management changes, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics's views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

Exhibit 99.1

Investor & Media Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Exhibit 99.1

NewLink Genetics Corporation
Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Revenues:
Grant revenue	$—	$1,884	$—	$11,268
Licensing and collaboration revenue	151	368	257	884
Total operating revenues	151	2,252	257	12,152
Operating expenses:
Research and development	5,237	12,088	10,440	32,402
General and administrative	5,638	7,912	11,205	16,204
Total operating expenses	10,875	20,000	21,645	48,606
Loss from operations	(10,724)	(17,748)	(21,388)	(36,454)
Other income and expense:
Miscellaneous (expense) income, net	(10)	10	(5)	34
Interest income	624	461	1,248	846
Interest expense	(24)	(36)	(25)	(49)
Other income, net	590	435	1,218	831
Net loss before taxes	(10,134)	(17,313)	(20,170)	(35,623)
Income tax benefit	—	—	—	—
Net loss	$(10,134)	$(17,313)	$(20,170)	$(35,623)

Basic and diluted loss per share	$(0.27)	$(0.47)	$(0.54)	$(0.96)

Basic and diluted average shares outstanding	37,276,443	37,165,529	37,275,954	37,160,334

Exhibit 99.1

NewLink Genetics Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$105,372	$120,738
Prepaid expenses and other current assets	4,015	5,536
Income tax receivable	353	339
Other receivables	458	459
Total current assets	110,198	127,072
Property and equipment, net	3,314	3,727
Right-of-use asset	7,159	—
Income tax receivable	140	140
Total non-current assets	10,613	3,867
Total assets	$120,811	$130,939
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$689	$555
Accrued expenses	7,235	8,139
Current portion of deferred rent	—	92
Current portion of lease liability	641	—
Current portion of notes payable	63	61
Total current liabilities	8,628	8,847
Long-term liabilities:
Royalty obligation payable to Iowa Economic Development Authority	6,000	6,000
Notes payable	11	43
Lease Liability	7,485	—
Deferred rent	—	906
Total long-term liabilities	13,496	6,949
Total liabilities	$22,124	$15,796
Stockholders' equity:
Blank check preferred stock, $0.01 par value: Authorized shares — 5,000,000 at June 30, 2019 and December 31, 2018; issued and outstanding shares — 0 at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value: Authorized shares — 75,000,000 at June 30, 2019 and December 31, 2018; issued 37,413,093 and 37,343,547 at June 30, 2019 and December 31, 2018, respectively, and outstanding 37,300,960 and 37,251,220 at June 30, 2019 and December 31, 2018, respectively	373	373
Additional paid-in capital	410,946	407,199
Treasury stock, at cost: 112,133 and 92,327 shares at June 30, 2019 and December 31, 2018, respectively	(1,450)	(1,417)
Accumulated deficit	(311,182)	(291,012)
Total stockholders' equity	98,687	115,143
Total liabilities and stockholders' equity	$120,811	$130,939